UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest event reported): July 19, 2007
OAK HILL FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or jurisdiction of incorporation)	0-26876 (Commission File Number)	31-1010517 (IRS Employer identification No.)
14621 S. R. 93
Jackson, OH 45640
(Address of principal executive offices)(Zip Code)
(740) 286-3283
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On July 19, 2007, WesBanco, Inc., a West Virginia corporation (“WesBanco”), WesBanco Bank, Inc., a West Virginia banking corporation and a wholly-owned subsidiary of WesBanco (“WesBanco Bank”), Oak Hill Financial, Inc., an Ohio corporation (“Oak Hill”), and Oak Hill Banks, an Ohio state-chartered bank and a wholly owned subsidiary of Oak Hill (“Oak Hill Banks”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Oak Hill will be merged with and into WesBanco (the “Merger”). Upon consummation of the Merger, the separate existence of Oak Hill will cease, and WesBanco will be the surviving company. The Merger has been approved by the Board of Directors of both WesBanco and Oak Hill.
     Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding common share, without par value, of Oak Hill (“Oak Hill Common Stock”), will be converted into the right to receive $38.00 in cash or 1.256 (the “Exchange Ratio”) shares of common stock, $2.0833 par value per share, of WesBanco common stock (“WesBanco Common Stock”), subject to the requirement that 10% of the Oak Hill Common Stock will be paid in cash and 90% of the Oak Hill Common Stock will be paid in stock, via a proration formula described in the Merger Agreement (the “Merger Consideration”).
     Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding option to acquire Oak Hill Common Stock shall have been vested and become exercisable and, at the option of the holder thereof, either will be terminated in exchange for a cash payment equal to the excess, if any, of $38.00 over the exercise price of such option or converted into an option to purchase a number of shares of WesBanco Common Stock equal to the number of Oak Hill shares underlying such option immediately prior to the Merger multiplied by the Exchange Ratio, with an exercise price that equals the exercise price of such option immediately prior to the Merger divided by the Exchange Ratio.
     The Merger Agreement includes customary representations, warranties and covenants of the parties. The covenants of Oak Hill include, subject to certain exceptions, covenants not to (i) initiate, solicit, induce, knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to an acquisition proposal regarding an alternate acquisition transaction, (ii) participate in any discussions or negotiations regarding any acquisition proposal regarding an alternate acquisition transaction, or (iii) enter into any agreement regarding an acquisition proposal regarding an alternate acquisition transaction. Oak Hill has covenanted to use all commercially reasonable efforts to enter into contracts for the sale of certain loans selected by Oak Hill and WesBanco for potential disposition, on terms reasonably satisfactory to Oak Hill and WesBanco. In addition, each party has agreed to submit the transaction to its shareholders for approval and to use reasonable best efforts to obtain such approval.
     Pursuant to the Merger Agreement, at the first meeting of the WesBanco Board of Directors following the effective time of the Merger, the Board of Directors of WesBanco agrees to appoint four current Oak Hill directors to the WesBanco Board of Directors: John D. Kidd, who will serve as Vice Chairman of WesBanco’s Board of Directors, D. Bruce Knox, Neil S. Strawser and Donald P. Wood. As a condition to WesBanco’s willingness to enter into the Merger Agreement, Messrs. Kidd, Knox, Strawser, Wood, and an Oak Hill emeritus director, Evan E. Davis, have entered into voting agreements with WesBanco, pursuant to which they have agreed to vote Oak Hill Common Stock in favor of the transaction.
     The consummation of the Merger is subject to customary conditions, including obtaining the required approvals from the holders of WesBanco Common Stock and Oak Hill Common Stock, the absence of any legal prohibition on consummation of the Merger, obtaining required governmental and regulatory approvals, effectiveness of the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission, approval of WesBanco’s common stock to be issued in the Merger for listing on the Nasdaq Stock Market, the accuracy of the representations and warranties of the parties to the Merger Agreement (subject to the materiality standards set forth in the Merger Agreement), material performance of all the covenants of the parties to the Merger Agreement, and the delivery of customary legal opinions as to the federal tax treatment of the Merger.

     The Merger Agreement contains certain termination rights of Oak Hill and WesBanco and further provides that, upon termination of the Merger Agreement under specified circumstances, Oak Hill may be required to pay WesBanco a termination fee of $6 million.
     The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Oak Hill, WesBanco, or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties of each of Oak Hill and Oak Hill Banks, on the one hand, and WesBanco and WesBanco Bank, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Oak Hill and Oak Hill Banks, on the one hand, and WesBanco and WesBanco Bank, on the other hand. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Oak Hill, Oak Hill Banks, WesBanco or WesBanco Bank.
ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT
     Shareholders of WesBanco and Oak Hill and other interested parties are urged to read the joint proxy statement/prospectus that will be included in the Form S-4 registration statement that WesBanco will file with the SEC in connection with the merger because it will contain important information about WesBanco, Oak Hill, the merger and other related matters. A proxy statement/prospectus will be mailed to shareholders of WesBanco and Oak Hill prior to their respective shareholder meetings, which have not yet been scheduled. In addition, when the registration statement, which will include the joint proxy statement/prospectus and other related documents are filed by WesBanco with the SEC, they may be obtained for free at the SEC’s website at http://www.sec.gov, on the NASDAQ website at http://www.nasdaq.com and from either the WesBanco or Oak Hill websites at http://www.wesbanco.com or at http://www.oakhillbanks.com.
     Any questions should be directed to Paul M. Limbert, Chief Executive Officer (304) 234-9206, James C. Gardill, Chairman (304) 234-9216 or Robert H. Young, Chief Financial Officer (304) 234-9447 of WesBanco or John D. Kidd, Chairman, or Ralph E. Coffman, Jr., President & CEO (740) 286-3283 of Oak Hill.
     WesBanco, Oak Hill and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the merger. Information about the directors and executive officers of WesBanco and Oak Hill and information about any other persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. You can find information about WesBanco’s directors and executive officers in the proxy statement for WesBanco’s annual meeting of stockholders filed with the SEC on March 16, 2007. You can find information about Oak Hill’s directors and executive officers in the proxy statement for Oak Hill’s annual meeting of shareholders filed with the SEC on March 20, 2007. You can obtain free copies of these documents from the SEC, WesBanco or Oak Hill using the contact information above.
     This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.
Item 8.01 Other Information
     On July 20, 2007, Oak Hill and WesBanco issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

FORWARD-LOOKING STATEMENTS
     This Current Report on Form 8-K (including information included or incorporated by reference herein) contains certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the merger between WesBanco and Oak Hill, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of WesBanco and Oak Hill may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the merger may not be obtained on the proposed terms and schedule; WesBanco’s or Oak Hill’s shareholders may not approve the merger; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in WesBanco’s 2006 Annual Report on Form 10-K, Oak Hill’s 2006 Annual Report on Form 10-K, and documents subsequently filed by WesBanco and Oak Hill with the Securities and Exchange Commission, including both companies’ Form 10-Q’s as of March 31, 2007. All forward-looking statements included in this news release are based on information available at the time of the release. Neither WesBanco nor Oak Hill assumes any obligation to update any forward-looking statement.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 19, 2007, by and between WesBanco, Inc., WesBanco Bank, Inc., Oak Hill Financial, Inc., and Oak Hill Banks.

99.1	Joint press release by Oak Hill and WesBanco, dated July 20, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oak Hill Financial, Inc.
/s/ R. E. Coffman, Jr.

Date: July 23, 2007	R. E. Coffman, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 19, 2007, by and between WesBanco, Inc., WesBanco Bank, Inc., Oak Hill Financial, Inc., and Oak Hill Banks.

99.1	Joint press release by Oak Hill and WesBanco, dated July 20, 2007.